UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard Milpitas, California 95035		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 582-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2011, DayStar Technologies, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that when Mr. Richard C. Green, Jr. resigned as a director of the Company on November 10, 2011 (as referenced in the Company’s Form 8-K filed on November 14, 2011), the Company became noncompliant with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rules 5605(b)(1) and 5605(c)(2), respectively. However, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or November 10, 2012; or

•	if the next annual shareholders’ meeting is held before May 8, 2012, then the Company must evidence compliance no later than May 8, 2012.

Currently the Company expects to be holding its annual meeting on December 30, 2011, therefore it would be expected to evidence its compliance no later than May 8, 2012. In the event the Company does not regain compliance by this date, Nasdaq will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

In response, the Company has begun the search for an independent director to satisfy Nasdaq’s independent director and audit committee requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: December 2, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail Chief Financial Officer